Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2023
Growth in resilient business line revenues helped offset continued market-wide pullback in transaction activity
CHICAGO, November 2, 2023 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating income of $119.1 million for the third quarter of 2023. Diluted earnings per share were $1.23 and Adjusted diluted earnings per share1 were $2.01 for the quarter.
•Third-quarter revenue was $5.1 billion, down 2% in local currency1, and fee revenue1 was $1.8 billion, down 13% in local currency1
◦Capital Markets impacted by dampened transaction market in rising interest rate environment
◦Leasing, within Markets Advisory, declined across asset classes, notably in large-scale transactions amidst elevated economic uncertainty
◦Also within Markets Advisory, Property Management momentum delivered double-digit growth
◦Work Dynamics achieved broad-based growth across all service lines as new contract wins ramped up
•Margin reflected lower transaction-based revenues and equity losses, with recent cost mitigation actions reducing expense base
•Generated nearly $190 million incremental cash provided by operating activities for the quarter, despite lower net income
“JLL’s third-quarter financial results reflected continued focus on diversifying our business. During the quarter, fee revenue expanded across our resilient business lines while the industry-wide slowdown in investment sales and leasing transactions continued,” said Christian Ulbrich, JLL CEO. “Our investments in technology and the improved efficiency of our operating model position us to expand margins even if a slower transaction environment persists. When combined with our global scale and 'One JLL' approach, these factors will enable long-term growth and shareholder value creation."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Change in USD	% Change in LC	2023	2022	% Change in USD	% Change in LC

Revenue	$5,111.4	$5,177.5	(1)%	(2)%	$14,879.4	$15,257.3	(2)%	(2)%
Fee revenue[1]	1,791.4	2,048.6	(13)	(13)	5,222.7	6,087.9	(14)	(14)

Net income attributable to common shareholders	$59.7	$140.2	(57)%	(50)%	$53.0	$479.7	(89)%	(88)%
Adjusted net income attributable to common shareholders[1]	97.5	165.3	(41)	(35)	153.0	564.5	(73)	(72)

Diluted earnings per share	$1.23	$2.88	(57)%	(50)%	$1.10	$9.65	(89)%	(87)%
Adjusted diluted earnings per share[1]	2.01	3.40	(41)	(35)	3.17	11.35	(72)	(71)

Adjusted EBITDA[1]	$205.2	$276.2	(26)%	(23)%	$430.3	$908.8	(53)%	(52)%

Free Cash Flow[5]	$276.2	$88.4	212%	n/a	$(291.3)	$(537.9)	46%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 2
Consolidated Third-Quarter 2023 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Markets Advisory	$992.4	$1,111.5	(11)%	(11)%	$2,924.2	$3,229.2	(9)%	(9)%
Capital Markets	435.8	595.2	(27)	(28)	1,240.9	1,880.3	(34)	(34)
Work Dynamics	3,514.2	3,289.8	7	6	10,165.0	9,633.9	6	6
JLL Technologies	58.9	56.5	4	4	180.9	156.6	16	16
LaSalle	110.1	124.5	(12)	(13)	368.4	357.3	3	4
Total revenue	$5,111.4	$5,177.5	(1)%	(2)%	$14,879.4	$15,257.3	(2)%	(2)%
Gross contract costs[1]	(3,327.1)	(3,123.7)	7	6	(9,666.2)	(9,156.6)	6	7
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	(237)	(236)	9.5	(12.8)	(174)	(174)
Total fee revenue[1]	$1,791.4	$2,048.6	(13)%	(13)%	$5,222.7	$6,087.9	(14)%	(14)%
Markets Advisory	704.0	847.9	(17)	(17)	2,072.4	2,444.9	(15)	(15)
Capital Markets	431.4	579.1	(26)	(27)	1,216.5	1,831.3	(34)	(33)
Work Dynamics	497.7	452.9	10	9	1,417.5	1,330.4	7	7
JLL Technologies	55.6	52.7	6	5	169.9	146.0	16	16
LaSalle	102.7	116.0	(11)	(13)	346.4	335.3	3	4
Operating income	$119.1	$202.6	(41)%	(39)%	$286.1	$613.4	(53)%	(53)%
Equity (losses) earnings	$(11.2)	$0.5	n.m.	n.m.	$(117.3)	$72.6	(262)%	(262)%
Adjusted EBITDA[1]	$205.2	$276.2	(26)%	(23)%	$430.3	$908.8	(53)%	(52)%
Net income margin attributable to common shareholders (USD basis)	1.2%	2.7%	(150) bps	n/a	0.4%	3.1%	(270) bps	n/a
Adjusted EBITDA margin (local currency basis)	12.0%	13.5%	(200) bps	(150) bps	8.3%	14.9%	(670) bps	(660) bps
Adjusted EBITDA margin (USD basis)	11.5%				8.2%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Third-Quarter 2023 - Page 3
Revenue
Revenue and fee revenue decreased 2% and 13%, respectively, compared with the prior-year quarter. Businesses with resilient revenues continued to deliver fee revenue growth for the quarter, as Property Management, within Markets Advisory, grew 12%; Workplace Management, within Work Dynamics, grew 5%; and JLL Technologies increased 5%. Consistent with the first half of 2023, economic uncertainty and elevated interest rates along with geopolitical instability in several geographies adversely impacted most of the transaction-based businesses, notably Investment Sales and Debt/Equity Advisory within Capital Markets, and Leasing within Markets Advisory. However, Project Management, within Work Dynamics, was up 8% due to continued project execution in several geographies, and Portfolio Services and Other within Work Dynamics benefited from outsized transaction activity in the current quarter. The decline in LaSalle's top-line was largely due to the absence of incentive fees.
Refer to segment performance highlights for additional detail. The following charts reflect the segment proportion of Revenue and Fee revenue for the current and prior-year quarters.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 4
Net income, Adjusted EBITDA and Margin Performance
Net income attributable to common shareholders for the third quarter was $59.7 million, compared with $140.2 million in 2022, and Adjusted EBITDA was $205.2 million, compared with $276.2 million last year. Compared with 2022, interest expense, net of interest income, increased $13.9 million for the quarter due to a higher effective interest rate as well as an increase in the average outstanding borrowings under our credit facilities. In addition, the increase in restructuring and acquisition charges was primarily driven by higher severance and other employment-related charges associated with cost-out actions.
Diluted earnings per share for the third quarter were $1.23, down from $2.88 in 2022; Adjusted diluted earnings per share were $2.01, compared with $3.40 last year.
Margin was impacted by lower transaction-based revenue and the change in Equity earnings/losses, net of carried interest. Partially offsetting these items was the benefit of recent cost reduction actions.
The nine months ended September 30, 2023, had Net income attributable to common shareholders of $53.0 million, compared with income of $479.7 million last year, and Adjusted EBITDA was $430.3 million this year, compared with $908.8 million in 2022. Diluted earnings per share were $1.10 for the nine months ended September 30, 2023, down from diluted earnings per share of $9.65 in 2022; Adjusted diluted earnings per share were $3.17, compared with $11.35 last year.
Aggregation of Segment Adjusted EBITDA (in millions)

Cash Flows and Capital Allocation:
Net cash provided by operating activities was $325.7 million for the third quarter of 2023, compared with $137.5 million in the comparative quarter. Free Cash Flow5 was an inflow of $276.2 million this quarter, compared with $88.4 million in the third quarter of 2022. Incremental cash flows associated with trade receivables, lower commission payments and $59.0 million less in cash taxes paid outpaced the decline in cash provided by earnings for the quarter. This $67.2 million year-over-year decline in Q3 cash provided by earnings was largely driven by the Capital Markets and Markets Advisory change in business performance.
In the third quarter of 2023, the company repurchased 123,160 shares for $20.1 million. In the third quarter of 2022, 909,200 shares were repurchased, returning $153.5 million to shareholders. As of September 30, 2023, $1,115.5 million remained authorized for repurchase.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 5
Net Debt, Leverage and Liquidity5:

	September 30, 2023	June 30, 2023	September 30, 2022

Total Net Debt (in millions)	$1,698.6	1,941.5	1,697.6

Net Leverage Ratio	2.2x	2.3x	1.1x

Corporate Liquidity (in billions)	$2.1	1.9	2.1
The decrease in Net Debt from June 30, 2023, was primarily due to cash provided by operating activities in the third quarter. The higher year-over-year leverage ratio was entirely driven by a decline in the trailing twelve month Adjusted EBITDA (which includes the impact of equity losses from the second quarter).
Markets Advisory Third-Quarter 2023 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$992.4	$1,111.5	(11)%	(11)%	$2,924.2	$3,229.2	(9)%	(9)%
Gross contract costs[1]	(288.4)	(263.6)	9	10	(851.8)	(784.3)	9	11
Fee revenue[1]	$704.0	$847.9	(17)%	(17)%	$2,072.4	$2,444.9	(15)%	(15)%
Leasing	542.5	696.4	(22)	(22)	1,613.0	1,996.8	(19)	(19)
Property Management	138.4	122.9	13	12	396.5	363.7	9	11
Advisory, Consulting and Other	23.1	28.6	(19)	(19)	62.9	84.4	(25)	(24)
Segment operating income	$69.4	$113.0	(39)%	(38)%	$209.0	$320.6	(35)%	(35)%
Adjusted EBITDA[1]	$85.1	$132.1	(36)%	(33)%	$256.1	$377.3	(32)%	(31)%
Adjusted EBITDA margin (local currency basis)	12.6%	15.6%	(350) bps	(300) bps	12.4%	15.4%	(300) bps	(300) bps
Adjusted EBITDA margin (USD basis)	12.1%				12.4%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The year-over-year declines in Markets Advisory revenue and fee revenue were largely driven by Leasing and reflected lower transaction volumes and a decline in average deal size across nearly all asset types, particularly in the office sector. Continued economic uncertainty has delayed commercial real estate decision making, particularly for large-scale leasing actions. The decrease in Advisory, Consulting and Other was substantially driven by the absence of revenues associated with a business exited during the fourth quarter of 2022. Property Management continued to achieve top-line growth, primarily attributable to portfolio expansion in the Americas and incremental fees from interest-rate sensitive contract terms in the U.K.
The lower margin was predominantly attributable to the lower Leasing fee revenue described above, partially offset by cost containment measures.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 6
Capital Markets Third-Quarter 2023 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$435.8	$595.2	(27)%	(28)%	$1,240.9	$1,880.3	(34)%	(34)%
Gross contract costs[1]	(11.5)	(10.9)	6	1	(33.9)	(36.2)	(6)	(6)
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	(237)	(236)	9.5	(12.8)	(174)	(174)
Fee revenue[1]	$431.4	$579.1	(26)%	(27)%	$1,216.5	$1,831.3	(34)%	(33)%
Investment Sales, Debt/Equity Advisory and Other	308.9	452.1	(32)	(33)	854.0	1,448.6	(41)	(41)
Value and Risk Advisory	84.4	86.5	(2)	(4)	248.0	261.9	(5)	(4)
Loan Servicing	38.1	40.5	(6)	(6)	114.5	120.8	(5)	(5)
Segment operating income	$25.8	$72.5	(64)%	(65)%	$31.8	$292.5	(89)%	(90)%
Equity earnings	$0.7	$0.7	—%	12%	$6.1	$2.1	190%	195%
Adjusted EBITDA[1]	$50.3	$83.2	(40)%	(40)%	$97.0	$328.1	(70)%	(71)%
Adjusted EBITDA margin (local currency basis)	11.7%	14.4%	(270) bps	(270) bps	7.9%	17.9%	(990) bps	(1,000) bps
Adjusted EBITDA margin (USD basis)	11.7%				8.0%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Note: "Valuation Advisory" was changed to "Value and Risk Advisory" in the third quarter of 2023.
The lower Capital Markets revenue and fee revenue continued to reflect the meaningful drop in transaction volumes compared with 2022, as ample capital continues to remain heavily sidelined with economic and interest rate uncertainty. This impact was most pronounced in Investment Sales and Debt/Equity Advisory, which experienced declines across nearly all asset sectors and geographies compared with the prior-year quarter. This outperformed broader market trends as Q3 global market volumes for investment sales were down 46% in USD (48% in local currency) according to JLL Research. The decline in Loan Servicing was attributable to $3.8 million of lower prepayment fees, as refinancing activity slowed over the last twelve months, overshadowing continued growth in servicing fees from the portfolio originated under the Fannie Mae DUS program.
The margin reduction for the quarter was predominantly driven by lower Investment Sales and Debt/Equity Advisory revenue.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 7
Work Dynamics Third-Quarter 2023 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$3,514.2	$3,289.8	7%	6%	$10,165.0	$9,633.9	6%	6%
Gross contract costs[1]	(3,016.5)	(2,836.9)	6	6	(8,747.5)	(8,303.5)	5	6
Fee revenue[1]	$497.7	$452.9	10%	9%	$1,417.5	$1,330.4	7%	7%
Workplace Management	195.1	183.6	6	5	566.5	550.5	3	4
Project Management	229.6	210.0	9	8	670.2	600.6	12	13
Portfolio Services and Other	73.0	59.3	23	21	180.8	179.3	1	1
Segment operating income	$41.8	$35.7	17%	21%	$83.7	$93.8	(11)%	(13)%
Adjusted EBITDA[1]	$61.6	$53.4	15%	17%	$143.5	$146.2	(2)%	(3)%
Adjusted EBITDA margin (local currency basis)	12.7%	11.8%	60 bps	90 bps	9.9%	11.0%	(90) bps	(110) bps
Adjusted EBITDA margin (USD basis)	12.4%				10.1%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue and fee revenue growth was broad-based across service lines and included strong Project Management results from ongoing project execution, particularly in the U.K., MENA, Italy and Southeast Asia. Portfolio Services outperformed the prior-year quarter primarily due to one large transaction on behalf of a client in the United States. Workplace Management continued to deliver growth, highlighted by the ramp-up of new, global client wins that began this quarter.
The net margin expansion was primarily attributable to the revenue growth described above, notably from Portfolio Services, together with continued cost management.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 8
JLL Technologies Third-Quarter 2023 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$58.9	$56.5	4%	4%	$180.9	$156.6	16%	16%
Gross contract costs[1]	(3.3)	(3.8)	(13)	(12)	(11.0)	(10.6)	4	4
Fee revenue[1]	$55.6	$52.7	6%	5%	$169.9	$146.0	16%	16%
Segment operating loss(a)	$(9.6)	$(20.0)	52%	53%	$(37.1)	$(90.5)	59%	58%
Equity (losses) earnings	$(3.0)	$1.0	(400)%	(394)%	$(102.0)	$64.5	(258)%	(258)%
Adjusted EBITDA[1]	$(8.7)	$(15.3)	43%	44%	$(127.2)	$(14.7)	(765)%	(773)%
Adjusted EBITDA margin (local currency basis)	(15.5)%	(29.0)%	1,340 bps	1,350 bps	(75.2)%	(10.1)%	(6,480) bps	(6,510) bps
Adjusted EBITDA margin (USD basis)	(15.6)%				(74.9)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment operating loss for JLL Technologies is a reduction in carried interest expense of $0.1 million and $9.4 million for the three and nine months ended September 30, 2023, respectively, and carried interest expense of $0.6 million and $16.6 million for the three and nine months ended September 30, 2022, related to Equity earnings of the segment.

The increases in JLL Technologies revenue and fee revenue over the prior-year quarter were primarily due to growth in solutions and service offerings, largely from existing enterprise clients. The current quarter's expansion follows a 54% increase (28% organic) in the prior-year quarter (compared with 2021).
Equity losses this quarter were primarily attributable to modest valuation decreases to a handful of JLL Technologies' investments, reflecting subsequent financing rounds at decreased per-share values and lower NAV per share values for proptech funds.
Margin improvement was attributable to (i) fee revenue growth, (ii) an approximate $5 million reduction to incentive compensation, related to current-quarter true-ups based on performance achievement, and (iii) improved operating efficiencies, partially offset by the change in equity earnings/losses, net of carried interest.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 9
LaSalle Third-Quarter 2023 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$110.1	$124.5	(12)%	(13)%	$368.4	$357.3	3%	4%
Gross contract costs[1]	(7.4)	(8.5)	(13)	(13)	(22.0)	(22.0)	—	—
Fee revenue[1]	$102.7	$116.0	(11)%	(13)%	$346.4	$335.3	3%	4%
Advisory fees	95.3	95.4	—	(2)	284.4	284.3	—	1
Transaction fees and other	7.4	8.7	(15)	(14)	22.7	33.9	(33)	(30)
Incentive fees	—	11.9	(100)	(105)	39.3	17.1	130	130
Segment operating income	$23.3	$22.4	4%	1%	$77.8	$63.4	23%	23%
Equity (losses) earnings	$(9.1)	$(1.1)	(727)%	(667)%	$(23.0)	$4.0	(675)%	(680)%
Adjusted EBITDA[1]	$16.9	$22.8	(26)%	(28)%	$60.9	$71.9	(15)%	(15)%
Adjusted EBITDA margin (local currency basis)	16.3%	19.7%	(320) bps	(340) bps	17.4%	21.4%	(380) bps	(400) bps
Adjusted EBITDA margin (USD basis)	16.5%				17.6%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Lower revenue over the prior-year quarter was primarily due to continued subdued transaction volumes, as evidenced by lower incentive and transaction fees. Advisory fee performance remained resilient despite real estate valuation declines over the trailing twelve months, impacting assets under management.
The current quarter's equity losses were primarily attributable to valuation declines in the co-investment portfolio compared with negligible valuation changes in 2022.
The Adjusted EBITDA margin reduction was driven by the equity losses and reduction in incentive fees. Partially offsetting these items were the absence of prior-year expenses to right-size the advisory fee platform as well as lower incentive compensation expense.
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JLL Reports Financial Results for Third-Quarter 2023 - Page 10
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $20.9 billion and operations in over 80 countries around the world, our more than 105,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, November 2, 2023, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2023 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2022, soon to be filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2023	2022	2023	2022

Revenue	$5,111.4	$5,177.5	$14,879.4	$15,257.3

Operating expenses:
Compensation and benefits	$2,434.6	$2,496.2	$7,104.6	$7,461.4
Operating, administrative and other	2,467.0	2,402.0	7,233.1	6,950.6
Depreciation and amortization	59.1	55.7	176.5	165.5
Restructuring and acquisition charges[2]	31.6	21.0	79.1	66.4
Total operating expenses	$4,992.3	$4,974.9	$14,593.3	$14,643.9

Operating income	$119.1	$202.6	$286.1	$613.4

Interest expense, net of interest income	37.1	23.2	103.9	49.1
Equity (losses) earnings	(11.2)	0.5	(117.3)	72.6
Other income	3.0	0.5	1.9	136.0

Income before income taxes and noncontrolling interest	73.8	180.4	66.8	772.9
Income tax provision	14.5	42.3	13.0	155.4
Net income	59.3	138.1	53.8	617.5

Net (loss) income attributable to noncontrolling interest(a)	(0.4)	(2.1)	0.8	137.8

Net income attributable to common shareholders	$59.7	$140.2	$53.0	$479.7

Basic earnings per common share	$1.25	$2.93	$1.11	$9.83
Basic weighted average shares outstanding (in 000's)	47,662	47,863	47,655	48,782

Diluted earnings per common share	$1.23	$2.88	$1.10	$9.65
Diluted weighted average shares outstanding (in 000's)	48,394	48,629	48,317	49,727

Please reference accompanying financial statement notes.

(a) During the second quarter of 2022, Other income included a $142.3 million gain by a consolidated variable interest entity in which the company held no equity interest. This gain, therefore, is also included in the period's net income attributable to noncontrolling interest. As a result, there is no net impact to Net income attributable to common shareholders (or other measures like Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share).

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
MARKETS ADVISORY
Revenue	$992.4	$1,111.5	$2,924.2	$3,229.2
Gross contract costs[1]	(288.4)	(263.6)	(851.8)	(784.3)
Fee revenue[1]	$704.0	$847.9	$2,072.4	$2,444.9
Compensation and benefits, excluding gross contract costs	$531.2	$620.4	$1,538.6	$1,779.7
Operating, administrative and other, excluding gross contract costs	86.5	96.9	273.4	292.6
Depreciation and amortization	16.9	17.6	51.4	52.0
Segment fee-based operating expenses	634.6	734.9	1,863.4	2,124.3
Gross contract costs[1]	288.4	263.6	851.8	784.3
Segment operating expenses	$923.0	$998.5	$2,715.2	$2,908.6
Segment operating income	$69.4	$113.0	$209.0	$320.6
Add:
Equity earnings (losses)	0.1	(0.2)	0.3	0.7
Depreciation and amortization(a)	15.9	16.6	48.5	50.0
Other income	1.8	0.4	0.5	132.9
Net (income) loss attributable to noncontrolling interest	(0.2)	2.3	(0.8)	(137.4)
Adjustments:
Net (gain) loss on disposition	(0.9)	—	0.9	10.5
Interest on employee loans, net of forgiveness	(1.0)	—	(2.3)	—
Adjusted EBITDA[1]	$85.1	$132.1	$256.1	$377.3

CAPITAL MARKETS
Revenue	$435.8	$595.2	$1,240.9	$1,880.3
Gross contract costs[1]	(11.5)	(10.9)	(33.9)	(36.2)
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	9.5	(12.8)
Fee revenue[1]	$431.4	$579.1	$1,216.5	$1,831.3
Compensation and benefits, excluding gross contract costs	$323.8	$430.6	$943.1	$1,318.7
Operating, administrative and other, excluding gross contract costs	58.3	66.0	183.6	186.7
Depreciation and amortization	16.4	15.2	48.5	46.2
Segment fee-based operating expenses	398.5	511.8	1,175.2	1,551.6
Gross contract costs[1]	11.5	10.9	33.9	36.2
Segment operating expenses	$410.0	$522.7	$1,209.1	$1,587.8
Segment operating income	$25.8	$72.5	$31.8	$292.5
Add:
Equity earnings	0.7	0.7	6.1	2.1
Depreciation and amortization	16.4	15.2	48.5	46.2
Other income	1.3	—	1.5	0.1
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	9.5	(12.8)
Interest on employee loans, net of forgiveness	(0.6)	—	—	—
Gain on disposition	(0.4)	—	(0.4)	—
Adjusted EBITDA[1]	$50.3	$83.2	$97.0	$328.1
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
WORK DYNAMICS
Revenue	$3,514.2	$3,289.8	$10,165.0	$9,633.9
Gross contract costs[1]	(3,016.5)	(2,836.9)	(8,747.5)	(8,303.5)
Fee revenue[1]	$497.7	$452.9	$1,417.5	$1,330.4
Compensation and benefits, excluding gross contract costs	$332.9	$285.0	$958.9	$870.8
Operating, administrative and other, excluding gross contract costs	103.3	114.6	316.0	314.7
Depreciation and amortization	19.7	17.6	58.9	51.1
Segment fee-based operating expenses	455.9	417.2	1,333.8	1,236.6
Gross contract costs[1]	3,016.5	2,836.9	8,747.5	8,303.5
Segment operating expenses	$3,472.4	$3,254.1	$10,081.3	$9,540.1
Segment operating income	$41.8	$35.7	$83.7	$93.8
Add:
Equity earnings	0.1	0.1	1.3	1.3
Depreciation and amortization	19.7	17.6	58.9	51.1
Other income	—	0.1	—	0.1
Net income attributable to noncontrolling interest	—	(0.1)	(0.4)	(0.1)
Adjusted EBITDA[1]	$61.6	$53.4	$143.5	$146.2

JLL TECHNOLOGIES
Revenue	$58.9	$56.5	$180.9	$156.6
Gross contract costs[1]	(3.3)	(3.8)	(11.0)	(10.6)
Fee revenue[1]	$55.6	$52.7	$169.9	$146.0
Compensation and benefits, excluding gross contract costs(a)	$48.7	$57.7	$155.3	$185.7
Operating, administrative and other, excluding gross contract costs	12.6	11.3	39.8	39.4
Depreciation and amortization	3.9	3.7	11.9	11.4
Segment fee-based operating expenses	65.2	72.7	207.0	236.5
Gross contract costs[1]	3.3	3.8	11.0	10.6
Segment operating expenses	$68.5	$76.5	$218.0	$247.1
Segment operating loss	$(9.6)	$(20.0)	$(37.1)	$(90.5)
Add:
Equity (losses) earnings	(3.0)	1.0	(102.0)	64.5
Depreciation and amortization	3.9	3.7	11.9	11.4
Other income	—	—	—	2.9
Adjustments:
Gain on disposition	—	—	—	(3.0)
Adjusted EBITDA[1]	$(8.7)	$(15.3)	$(127.2)	$(14.7)
(a) Included in Compensation and benefits expense for JLL Technologies is carried interest benefit of $0.1 million and $9.4 million for the three and nine months ended September 30, 2023, respectively, and carried interest expense of $0.6 million and $16.6 million for the three and nine months ended September 30, 2022, related to Equity earnings of the segment.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
LASALLE
Revenue	$110.1	$124.5	$368.4	$357.3
Gross contract costs[1]	(7.4)	(8.5)	(22.0)	(22.0)
Fee revenue[1]	$102.7	$116.0	$346.4	$335.3
Compensation and benefits, excluding gross contract costs	$63.2	$78.7	$216.5	$225.7
Operating, administrative and other, excluding gross contract costs	14.0	13.3	46.3	41.4
Depreciation and amortization	2.2	1.6	5.8	4.8
Segment fee-based operating expenses	79.4	93.6	268.6	271.9
Gross contract costs[1]	7.4	8.5	22.0	22.0
Segment operating expenses	$86.8	$102.1	$290.6	$293.9
Segment operating income	$23.3	$22.4	$77.8	$63.4
Add:
Equity (losses) earnings	(9.1)	(1.1)	(23.0)	4.0
Depreciation and amortization	2.2	1.6	5.8	4.8
Other expense	(0.1)	—	(0.1)	—
Net loss (income) attributable to noncontrolling interest	0.6	(0.1)	0.4	(0.3)
Adjusted EBITDA[1]	$16.9	$22.8	$60.9	$71.9

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2023	2022		2023	2022
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$53.8	$617.5	Net capital additions – property and equipment	$(137.7)	$(136.0)
Reconciliation of net income to net cash used in operating activities:			Net investment asset activity (less than wholly-owned)	—	132.4
Depreciation and amortization	176.5	165.5	Business acquisitions, net of cash acquired	(13.6)	(5.7)
Equity losses (earnings)	117.3	(72.6)	Capital contributions to investments	(86.8)	(142.3)
Net loss (gain) on dispositions	0.5	(134.8)	Distributions of capital from investments	21.5	19.1
Distributions of earnings from investments	8.2	14.9	Other, net	(3.8)	(15.3)
Provision for loss on receivables and other assets	21.7	17.4	Net cash used in investing activities	(220.4)	(147.8)
Amortization of stock-based compensation	59.5	69.7	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	9.5	(12.8)	Proceeds from borrowings under credit facility	5,969.0	5,756.0
Accretion of interest and amortization of debt issuance costs	3.1	3.7	Repayments of borrowings under credit facility	(5,594.0)	(4,306.0)
Other, net	15.4	4.2	Repayment of senior notes	—	(275.0)
Change in:			Net (repayments of) proceeds from short-term borrowings	(46.4)	109.6
Receivables	162.9	(49.7)	Payments of deferred business acquisition obligations and earn-outs	(22.6)	(10.4)
Reimbursable receivables and reimbursable payables	(110.7)	(162.6)	Repurchase of common stock	(39.4)	(596.6)
Prepaid expenses and other assets	(104.4)	(74.6)	Noncontrolling interest distributions, net	(4.2)	(135.8)
Deferred tax assets, net	(36.0)	95.0	Other, net	(31.2)	(41.3)
Accounts payable and accrued liabilities	(174.5)	(390.7)	Net cash provided by financing activities	231.2	500.5
Accrued compensation	(356.4)	(492.0)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(9.6)	(63.6)
Net cash used in operating activities	$(153.6)	$(401.9)	Net change in cash, cash equivalents and restricted cash	$(152.4)	$(112.8)
			Cash, cash equivalents and restricted cash, beginning of the period	746.0	841.6
			Cash, cash equivalents and restricted cash, end of the period	$593.6	$728.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2023	2022		2023	2022
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$389.5	$519.3	Accounts payable and accrued liabilities	$1,074.2	$1,236.8
Trade receivables, net of allowance	1,912.7	2,148.8	Reimbursable payables	1,469.4	1,579.5
Notes and other receivables	393.3	469.5	Accrued compensation and benefits	1,338.8	1,749.8
Reimbursable receivables	2,005.6	2,005.7	Short-term borrowings	117.6	164.2
Warehouse receivables	705.2	463.2	Short-term contract liability and deferred income	206.5	216.5
Short-term contract assets, net of allowance	359.7	359.7	Short-term acquisition-related obligations	20.8	23.1
Prepaid and other	612.6	603.5	Warehouse facilities	574.9	455.3
Total current assets	6,378.6	6,569.7	Short-term operating lease liability	158.5	156.4
Property and equipment, net of accumulated depreciation	589.4	582.9	Other	464.8	330.5
Operating lease right-of-use asset	755.3	776.3	Total current liabilities	5,425.5	5,912.1
Goodwill	4,541.8	4,528.0	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	803.2	858.5	Credit facility, net of debt issuance costs	1,591.4	1,213.8
Investments	865.2	873.8	Long-term debt, net of debt issuance costs	369.5	372.8
Long-term receivables	394.4	331.1	Long-term deferred tax liabilities, net	161.0	194.0
Deferred tax assets, net	382.5	379.6	Deferred compensation	542.2	492.4
Deferred compensation plans	590.3	517.9	Long-term acquisition-related obligations	57.6	76.3
Other	179.8	175.9	Long-term operating lease liability	764.5	775.8
Total assets	$15,480.5	$15,593.7	Other	399.1	407.0
			Total liabilities	$9,310.8	$9,444.2

			Redeemable noncontrolling interest	$6.8	$7.0

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,009.5	2,022.6
			Retained earnings	5,624.5	5,590.4
			Treasury stock	(907.2)	(934.6)
			Shares held in trust	(11.4)	(9.8)
			Accumulated other comprehensive loss	(671.4)	(648.2)
			Total company shareholders' equity	6,044.5	6,020.9
			Noncontrolling interest	118.4	121.6
			Total equity	6,162.9	6,142.5
			Total liabilities and equity	$15,480.5	$15,593.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income (loss) attributable to common shareholders and Adjusted diluted earnings (loss) per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2023, the $0.5 million net loss included $1.8 million of loss related to the disposition of a business in Markets Advisory, partially offset by a $1.3 million gain related to the disposition of a business in Markets Advisory and Capital Markets. In 2022, the $7.5 million net loss included $10.5 million of loss related to the disposition of the Russia business, partially offset by a $3.0 million gain related to a disposition within JLL Technologies.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022

Revenue	$5,111.4	$5,177.5	$14,879.4	$15,257.3
Gross contract costs[1]	(3,327.1)	(3,123.7)	(9,666.2)	(9,156.6)
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	9.5	(12.8)
Fee revenue	$1,791.4	$2,048.6	$5,222.7	$6,087.9

Operating expenses	$4,992.3	$4,974.9	$14,593.3	$14,643.9
Gross contract costs[1]	(3,327.1)	(3,123.7)	(9,666.2)	(9,156.6)
Fee-based operating expenses	$1,665.2	$1,851.2	$4,927.1	$5,487.3

Below are (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022

Net income attributable to common shareholders	$59.7	$140.2	$53.0	$479.7
Add:
Interest expense, net of interest income	37.1	23.2	103.9	49.1
Income tax provision	14.5	42.3	13.0	155.4
Depreciation and amortization(a)	58.1	54.7	173.6	163.5
EBITDA	$169.4	$260.4	$343.5	$847.7
Adjustments:
Restructuring and acquisition charges[2]	31.6	21.0	79.1	66.4
Net (gain) loss on disposition	(1.3)	—	0.5	7.5
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	9.5	(12.8)
Interest on employee loans, net of forgiveness	(1.6)	—	(2.3)	—
Adjusted EBITDA	$205.2	$276.2	$430.3	$908.8

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2023	2022	2023	2022

Net income attributable to common shareholders	$59.7	$140.2	$53.0	$479.7
Diluted shares (in thousands)	48,394	48,629	48,317	49,727
Diluted earnings per share	$1.23	$2.88	$1.10	$9.65

Net income attributable to common shareholders	$59.7	$140.2	$53.0	$479.7
Adjustments:
Restructuring and acquisition charges[2]	31.6	21.0	79.1	66.4
Net non-cash MSR and mortgage banking derivative activity	7.1	(5.2)	9.5	(12.8)
Amortization of acquisition-related intangibles(a)	16.2	16.9	49.9	49.5
Net (gain) loss on disposition	(1.3)	—	0.5	7.5
Interest on employee loans, net of forgiveness	(1.6)	—	(2.3)	—
Tax impact of adjusted items(b)	(14.2)	(7.6)	(36.7)	(25.8)
Adjusted net income attributable to common shareholders	$97.5	$165.3	$153.0	$564.5
Diluted shares (in thousands)	48,394	48,629	48,317	49,727
Adjusted diluted earnings per share	$2.01	$3.40	$3.17	$11.35
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the first nine months of 2023 and second quarter of 2022, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first and third quarter of 2022, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Below is a reconciliation of net cash provided by operating activities to Free Cash Flow5.

	Nine Months Ended September 30,
(in millions)	2023	2022

Net cash used in operating activities	$(153.6)	$(401.9)

Net capital additions - property and equipment	(137.7)	(136.0)

Free Cash Flow[5]	$(291.3)	$(537.9)
Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Fee revenue, (iii) Operating income and (iv) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2023	% Change	2023	% Change
Revenue:
At current period exchange rates	$5,111.4	(1)%	$14,879.4	(2)%
Impact of change in exchange rates	(39.6)	n/a	118.5	n/a
At comparative period exchange rates	$5,071.8	(2)%	$14,997.9	(2)%

Fee revenue:
At current period exchange rates	$1,791.4	(13)%	$5,222.7	(14)%
Impact of change in exchange rates	(18.4)	n/a	31.9	n/a
At comparative period exchange rates	$1,773.0	(13)%	$5,254.6	(14)%

Operating income:
At current period exchange rates	$119.1	(41)%	$286.1	(53)%
Impact of change in exchange rates	5.0	n/a	1.6	n/a
At comparative period exchange rates	$124.1	(39)%	$287.7	(53)%

Adjusted EBITDA:
At current period exchange rates	$205.2	(26)%	$430.3	(53)%
Impact of change in exchange rates	6.8	n/a	5.9	n/a
At comparative period exchange rates	$212.0	(23)%	$436.2	(52)%

2.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Severance and other employment-related charges	$16.4	$9.4	$47.9	$21.0
Restructuring, pre-acquisition and post-acquisition charges	15.1	11.7	31.7	45.2
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	0.1	(0.1)	(0.5)	0.2
Total Restructuring and acquisition charges	$31.6	$21.0	$79.1	$66.4
3.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000% or a change in margin of greater than 10,000 basis points ("bps"), favorable or unfavorable.
4.    As of September 30, 2023, LaSalle had $77.7 billion of real estate assets under management ("AUM"), composed of $35.4 billion invested in separate accounts, $39.2 billion invested in fund management vehicles and $3.1 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $29.3 billion in North America, $15.8 billion in the U.K., $14.5 billion in Asia Pacific and $7.4 billion in continental Europe. The remaining $7.6 billion relates to Global Partner Solutions which is a global business line.
    AUM decreased 1% in USD (with no change in local currency) from $78.2 billion as of June 30, 2023. The AUM change resulted from (i) $0.7 billion of foreign currency decreases, (ii) $0.5 billion of net valuation decreases and (iii) $0.4 billion of dispositions and withdrawals, partially offset by (iv) $1.1 billion of acquisitions.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.2 billion in private equity capital for the quarter ended September 30, 2023.
5.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month Adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
"MENA" is defined as Middle East and North Africa.
6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies, and (v) Advisory Fees (within LaSalle). The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics, and (iv) Incentive fees and Transaction fees and other, within LaSalle.

Appendix: Revenue and Fee Revenue Segment Detail

	Three Months Ended September 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$547.7	419.2	25.5	$992.4	$310.2	87.5	38.1	$435.8	$2,637.1	747.0	130.1	$3,514.2	$58.9	$110.1	$5,111.4
Gross contract costs[1]	(5.2)	(280.8)	(2.4)	(288.4)	(8.4)	(3.1)	—	(11.5)	(2,442.0)	(517.4)	(57.1)	(3,016.5)	(3.3)	(7.4)	(3,327.1)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	7.1	—	—	7.1	—	—	—	—	—	—	7.1
Fee revenue	$542.5	138.4	23.1	$704.0	$308.9	84.4	38.1	$431.4	$195.1	229.6	73.0	$497.7	$55.6	$102.7	$1,791.4

	Three Months Ended September 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$703.3	377.8	30.4	$1,111.5	$465.0	89.7	40.5	$595.2	$2,429.1	748.3	112.4	$3,289.8	$56.5	$124.5	$5,177.5
Gross contract costs[1]	(6.9)	(254.9)	(1.8)	(263.6)	(7.7)	(3.2)	—	(10.9)	(2,245.5)	(538.3)	(53.1)	(2,836.9)	(3.8)	(8.5)	(3,123.7)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(5.2)	—	—	(5.2)	—	—	—	—	—	—	(5.2)
Fee revenue	$696.4	122.9	28.6	$847.9	$452.1	86.5	40.5	$579.1	$183.6	210.0	59.3	$452.9	$52.7	$116.0	$2,048.6

Appendix: Revenue and Fee Revenue Segment Detail (continued)

	Nine Months Ended September 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$1,626.1	1,229.3	68.8	$2,924.2	$870.3	256.1	114.5	$1,240.9	$7,687.7	2,126.5	350.8	$10,165.0	$180.9	$368.4	$14,879.4
Gross contract costs[1]	(13.1)	(832.8)	(5.9)	(851.8)	(25.8)	(8.1)	—	(33.9)	(7,121.2)	(1,456.3)	(170.0)	(8,747.5)	(11.0)	(22.0)	(9,666.2)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	9.5	—	—	9.5	—	—	—	—	—	—	9.5
Fee revenue	$1,613.0	396.5	62.9	$2,072.4	$854.0	248.0	114.5	$1,216.5	$566.5	670.2	180.8	$1,417.5	$169.9	$346.4	$5,222.7

	Nine Months Ended September 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$2,012.6	1,126.5	90.1	$3,229.2	$1,490.8	268.7	120.8	$1,880.3	$7,183.5	2,115.4	335.0	$9,633.9	$156.6	$357.3	$15,257.3
Gross contract costs[1]	(15.8)	(762.8)	(5.7)	(784.3)	(29.4)	(6.8)	—	(36.2)	(6,633.0)	(1,514.8)	(155.7)	(8,303.5)	(10.6)	(22.0)	(9,156.6)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(12.8)	—	—	(12.8)	—	—	—	—	—	—	(12.8)
Fee revenue	$1,996.8	363.7	84.4	$2,444.9	$1,448.6	261.9	120.8	$1,831.3	$550.5	600.6	179.3	$1,330.4	$146.0	$335.3	$6,087.9